EXHIBIT 10.19
Agreement Number#______
SXC Health Solutions Corp.
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT dated the ____ day of                     , _____
BETWEEN:
SXC Health Solutions Corp.,
a corporation incorporated under the laws of Canada,
(hereinafter called the “Corporation”)
— and —
Name of
(hereinafter called the “Optionee”),
as follows:
1)	Pursuant to the Stock Option Plan of the Corporation, as amended from time to time (the “Plan”), the Corporation hereby grants to the Optionee on the date hereof (the “Grant Date”) the option (the “Option”) to purchase up to _________ common shares (the “Common Shares”) of the authorized and unissued capital stock of the Corporation, as presently constituted, for cash, at a price of US$_________ per Common Share, upon the terms and conditions set out herein. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the provisions hereof shall be construed consistent with that intent.
a)	Date of Exercise. On the first, second, third and fourth anniversary of the Grant Date, the Option shall become exercisable with respect to twenty-five percent (25%) of the total number of Common Shares subject to the Option (computed in each case to the nearest full share) (the “Exercisable Portion”), and all or any part of the Common Shares as to which the Option shall have become exercisable may be purchased at any time, or from time to time, thereafter, until expiration or termination of the Option.

b)	Expiry of Option. The Option shall expire with respect to each Exercisable Portion, and all rights to purchase Common Shares comprising such Exercisable Portion hereunder shall cease and become null and void, at 5:00 o’clock p.m. (Toronto time) on the date which is five years after the Grant Date (the “Expiry Date”) or upon the happening of certain events as hereinafter provided.

c)	Method of Exercise. The Option may only be exercised by the Optionee, or by the person or persons entitled to exercise the same pursuant to the provisions of subparagraph (f) below, on or prior to the Expiry Date, by: (i) the delivery to the Corporation at its head office of written notice of election to exercise the same, specifying the number of Common Shares with respect to which the Option is being exercised, and accompanied by payment in full of the purchase price of the Common Shares then purchased by way of cash or certified cheque in favour of the Corporation, or (ii) under the terms of the Company’s cashless exercise program, which is subject to change, specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of any taxes required to be paid in connection with such cashless exercise. Concurrently with its receipt of any such notice and payment, the Corporation shall issue the Common Shares purchased by the Optionee. The Corporation may at its election require that this Agreement be presented for appropriate endorsement upon any such exercise.
d)	Compliance with Applicable Law. THE GRANTING OF THE OPTION AND THE ISSUANCE OF COMMON SHARES UPON EXERCISE OF THE OPTION SHALL BE CARRIED OUT IN COMPLIANCE WITH APPLICABLE STATUTES AND WITH REGULATIONS OF GOVERNMENTAL AUTHORITIES AND APPLICABLE STOCK EXCHANGES AND SHALL BE CONDITIONAL UPON ALL NECESSARY APPROVALS, INCLUDING SHAREHOLDER APPROVAL, BEING OBTAINED. IF THE FOREGOING CONDITION IS NOT SATISFIED, THIS AGREEMENT SHALL BE VOID AND OF NO FORCE OR EFFECT AS OF THE DATE OF EXECUTION AND THE CORPORATION AND THE OPTIONEE SHALL BE RELEASED FROM ANY AND ALL RIGHTS, BENEFITS, OBLIGATIONS AND LIABILITIES HEREUNDER OR ARISING HEREFROM. The Optionee hereby acknowledges and undertakes to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation may from time to time be listed and of any applicable securities regulatory authorities. Such requirements may include the placing of legends on share certificates restricting transfer of such Common Shares, the making of representations by the Optionee that he or she is acquiring such Common Shares for investment and not with a view to distribution, the filing of any required information or statements with the aforesaid authorities and the making of arrangements with the Optionee’s employer to withhold income taxes which may become payable under the Optionee’s exercise of the Option under this Agreement.
e)	Options Not Assignable. The Option shall not be transferable or assignable other than by will or by the laws of descent and distribution.

f)	Exercise in the Event of Death or Termination of Employment. Subject to the following provisions of this subparagraph 1(f) and to any express resolution passed by the board of directors of the Corporation with respect to the Option, the Option and all rights to purchase Common Shares pursuant hereto shall expire and terminate immediately upon the Optionee ceasing to be an employee, officer or director of, or ceasing to provide services to, the Corporation or an affiliate or subsidiary of the Corporation:
i)	Exercise Upon Death: If the Optionee shall die (A) while an employee, officer or director of or providing services to the Corporation, or of an affiliate or subsidiary of the Corporation, or (B) within thirty (30) days after termination of the Optionee’s employment, office or directorship with or service to the Corporation, or an affiliate or subsidiary of the Corporation, in accordance with clause (ii) or (iii) below, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of death, by the person or persons to whom the Optionee’s rights under the

Option pass by will or applicable law, or if no such person has such right, by the Optionee’s executors or administrators at any time, or from time to time, within twelve (12) months from the date when the Secretary of the Corporation shall have given notice of this clause to the executors or administrators of the Optionee following the Optionee’s death, but in no event later than the Expiry Date.
ii)	Exercise Upon Permanent Disability: If an Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office or directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate because of the Optionee’s permanent disability, the Optionee may exercise the Option, to the extent the Optionee may be entitled to at the date of the termination of the Optionee’s employment, office, directorship or services, at any time, or from time to time, within six (6) months of the date of the termination of the Optionee’s employment, office, directorship or services, but in no event later than the Expiry Date.

iii)	Exercise Upon Resignation: If the Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office or directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate for any reason other than the Optionee’s death or permanent disability or dismissal for cause, the Optionee may exercise the Option, to the extent that the Optionee may be entitled to do so at the date of the termination of the Optionee’s employment, office, directorship or services, at any time or from time to time, within ninety (90) days of the date of termination of the Optionee’s employment, office, directorship or services; but in no event later than the Expiry Date.

iv)	Exercise Upon Termination for Cause: If the Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office, directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall be terminated for cause, the Optionee may exercise the Option, to the extent that the Optionee would be entitled to do so at the date of the termination of his or her employment, office, directorship or services, at any time or from time to time, within thirty (30) days of the date of termination of the Optionee’s employment, office, directorship or services, but in no event later than the Expiry Date.
g)	Required Approvals. If at any time, the board of directors of the Corporation shall determine, in its discretion, that the registration, qualification or other approval of or in connection with the Plan or the Common Shares covered thereby is necessary or desirable under any provincial, state, or federal law, then the Option may not be exercised, in whole or in part, unless and until such registration, qualification or approval shall have been obtained, free of any condition not acceptable to the board of directors of the Corporation. The Optionee shall, to the extent applicable, cooperate with the Corporation in relation thereto and shall have no claim or cause of action against the Corporation or any of its officers, directors or shareholders as the result of any failure by the Corporation to take any steps to obtain any such registration, qualification or approval.
h)	Adjustment to Number of Shares. Subject to any rules under Section 409A of the Code required to be applied to an Option in order for the Option to not constitute nonqualified deferred compensation under such Section, and subject to any required approvals of applicable regulatory authorities and stock exchanges, in the event of any change in the Common Shares by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, the number and kind of shares subject to the Option and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the board of directors of the Corporation may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee.
i)	Liquidation. In the event the board of directors of the Corporation shall adopt a plan of complete liquidation, the Option shall become immediately exercisable in full, notwithstanding that it may have been initially granted on an installment basis.

j)	No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Common Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Common Shares.

k)	Exercise of Option. No part of the Option may be exercised until the Optionee shall have remained in the employ or as an officer or director of or provided services to the Corporation, or of an affiliate or subsidiary of the Corporation, for a period of no less than three (3) months after the date hereof.
2)	Option and Employment. Nothing in this Agreement shall confer upon the Optionee any right with respect to continuance of employment or as an officer or director with or service provider to the Corporation, or any affiliate or subsidiary of the Corporation, nor shall it interfere in any way with the right of the Corporation, or any affiliate or subsidiary of the Corporation, by which the Optionee is employed or of which the Optionee is a director or service provider to terminate the Optionee’s employment or directorship or services at any time in accordance with applicable law.
3)	Effect of Change of Control Transaction.
a)	If a bona fide offer for common shares of the Corporation (whether by way of take-over bid, plan of arrangement, amalgamation or similar transaction) is made to the Optionee or to shareholders of the Corporation generally or to a class of shareholders of the Corporation which includes the Optionee, and the offer, if accepted in whole or in part by any person or persons, would result in the offeror (the “Offeror”), beneficially owning a sufficient number of shares to control the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) (a “Change of Control Transaction”), then the Corporation shall immediately notify the Optionee with full particulars thereof. In such circumstances, notwithstanding the provisions of subsection 1(a) of this Agreement, the Option granted pursuant to this Agreement shall be exercisable immediately on a conditional basis as hereinafter provided with respect to all of the Common Shares under the Option, subject to completion of the Change of

Control Transaction. If the Offeror completes the Change of Control Transaction, the Corporation shall immediately notify the Optionee, and any exercise of the Option by the Optionee pursuant to this subparagraph 3(a) will be deemed to have been completed immediately prior to the completion of the Change of Control Transaction. If the Change of Control Transaction is not completed for any reason, then the Corporation will immediately notify the Optionee, and any exercise of the Option by the Optionee pursuant to this subparagraph 3(a) will be deemed to be cancelled and void, the Corporation will immediately return to the Optionee the payment which accompanied the Optionee’s exercise of the Option pursuant to this subparagraph 3(a), and the Option will again be exercisable only to the extent otherwise provided by this agreement.
b)	If the Offeror will complete the purchase contemplated by the Change of Control Transaction only if the Offeror acquires all of the issued and outstanding Common Shares of the Corporation subject to the Change of Control Transaction, the Corporation shall be entitled to deliver written notice (a “Compulsory Sale Notice”) to the Optionee within 10 days following the making of the Change of Control Transaction, stating that the Optionee shall be required to sell to the Offeror at the time of completion of, and upon the same terms and conditions as those contained in, the Change of Control Transaction the particular number of Common Shares acquired by the Optionee pursuant to subparagraph 3(a) hereof as a result of the Option having become immediately exercisable.

c)	If the Corporation gives a Compulsory Sale Notice to the Optionee, then the Optionee shall be obligated to sell all of the Common Shares of the Corporation held by him or her upon the terms specified in the Change of Control Transaction to the Offeror, conditional upon the completion of the Change of Control Transaction.

d)	The Optionee acknowledges that in the event he or she receives a Compulsory Sale Notice which the Corporation is entitled to deliver hereunder and he or she fails to execute or cause to be executed all such agreements and documents as may be necessary to enable the common shares of the Corporation held by him or her to be sold to the Offeror as provided herein, the Corporation may, as the true and lawful attorney for such shareholder with full power of substitution in the name of and on behalf of such shareholder in accordance with the Substitute Decisions Act, 1992 (Ontario), with no restriction or limitation in that regard, and declaring that such power of attorney may be exercised during any subsequent legal incapacity on such shareholder’s part, execute and deliver all such agreements and documents as may be necessary to permit the sale of such common shares of the Corporation to the Offeror to be completed as herein provided and reflected on the books of the Corporation. This power of attorney shall not be revoked or terminated by any act or thing unless this Agreement is terminated or unless the Optionee ceases to be bound by the provisions hereof.
4)	Plan Incorporated into Agreement. The Optionee acknowledges receipt of a copy of the Plan, the terms of which are incorporated into this Agreement by reference. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.
5)	General. Time shall be of the essence hereof. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.
DATED as of the date first above written.

SXC Health Solutions Corp.

	)	By:

	)	Officer
Witness	) )	Signature of Optionee
	) )	type or print name of Optionee
Plan Coordinator
[Contact information]
Chief Financial Officer
[Contact information]